                                          Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-56518 and 33-49805) of Rochester Gas and Electric Corporation of our report dated January 20, 1995, except for Note 10, as to which the date is February 1, 1995, appearing in Item 8A of the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 1994.



PRICE WATERHOUSE LLP

Rochester, New York
February 13, 1995